Exhibit 99.1

For Immediate Release

NeoGenomics Announces Proposed Public Offering of Common Stock

Ft. Myers, Florida – August 6, 2018 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, announced today that it has commenced an underwritten public offering of approximately $125,000,000 of newly issued shares of common stock. NeoGenomics intends to grant the underwriters a 30-day option to purchase up to an aggregate of an additional 15% of the shares of common stock offered in the public offering.

The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. William Blair and Leerink Partners are acting as joint book-running managers for the offering. Craig-Hallum Capital Group, Stephens Inc., First Analysis Securities Corp., and Janney Montgomery Scott are acting as co-managers for the offering.

NeoGenomics intends to use the net proceeds from the offering to fund the growth of its business, including the acquisition of, and investment in, businesses that it believes will enhance the value of NeoGenomics, although there are no current commitments or agreements with respect to any such transactions. NeoGenomics may also use the net proceeds for working capital and for general corporate purposes including the repayment of existing indebtedness.

The securities described above are being offered by NeoGenomics pursuant to its shelf registration statement on Form S-3 (File No. 333-212099) filed with the Securities Exchange Commission (the “SEC”) on June 17, 2016 and declared effective by the SEC on June 28, 2016. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at https://www.sec.gov/. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com and from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, Massachusetts 02110, by telephone at (800) 808-7525, ext. 6132 or by email at syndicate@leerink.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About NeoGenomics, Inc.

NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CLIA certified laboratories in Aliso Viejo and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee and Rolle, Switzerland. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including the information set forth in the “Full-Year 2018 Financial Outlook”. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to successfully consummate the offering and apply the net proceeds from the offering as described in this press release, continue gaining new customers, offer new types of tests, and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on March 13 2018. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.
William Bonello
Vice President Strategy, Corporate Development and Investor Relations
(239)690-4238 (w) (239)284-4314 (m)
bill.bonello@neogenomics.com

2